EXHIBIT 99.1

For more information, please contact our Senior Vice
President & Chief Financial Officer, George B. Sundby,
at 415/733-4000 (or e-mail gsundby@abm.com).

ABM INDUSTRIES CONTINUES BEST-EVER QUARTERLY DIVIDEND RATE

SAN FRANCISCO, December 9, 2003 – The Board of Directors of ABM Industries Incorporated (NYSE: ABM) has declared an all-time-high first quarter cash dividend of $0.10 per common share payable on February 2, 2004 to stockholders of record on January 12, 2004. This will be ABM’s 151st consecutive quarterly cash dividend, and is $0.005 (5.3%) above the $0.095 per share quarterly dividend rate paid in 2003.

     ABM Industries Incorporated is one of the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2002 revenues in excess of $2.0 billion and more than 64,000 employees, ABM provides janitorial, parking, engineering, security, lighting, mechanical and network services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across North America. The ABM Family of Services includes ABM Janitorial, Ampco System Parking, ABM Engineering, American Commercial Security (ACSS), Amtech Lighting, CommAir Mechanical and ABM Service Network.

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